UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 12, 2024

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ZENTALIS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-39263	82-3607803
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
10275 Science Center Drive, Suite 200
San Diego, California 92121
(Address of principal executive offices) (Zip Code)
(858) 263-4333
(Registrant’s telephone number, include area code)
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ZNTL	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Chief Executive Officer Transition
On November 12, 2024, the Board of Directors (the “Board”) of Zentalis Pharmaceuticals, Inc. (the “Company”) appointed Julie Eastland as Chief Executive Officer, President and a Class I director of the Company with an initial term scheduled to expire at the Company’s 2027 Annual Meeting of Stockholders, in each case effective November 13, 2024 (the “Transition Date”). Also on November 12, 2024, Kimberly Blackwell, M.D., resigned as Chief Executive Officer, a member of the Board and from all other positions held with the Company and its affiliates, effective on the Transition Date. Dr. Blackwell will serve as a strategic advisor to the Board following the Transition Date.
Julie Eastland, age 60, previously served as the Chief Executive Officer and President of Harpoon Therapeutics, a publicly traded biotechnology company (“Harpoon”), from November 2021, and a member of its Board of Directors from October 2018, in each case until Harpoon’s acquisition by Merck Sharpe & Dohme in March 2024. From October 2020 to November 2021, Ms. Eastland served as Chief Operating Officer and Chief Financial Officer of ReCode Therapeutics (“ReCode”), a privately held genetics medicine company. Prior to ReCode, from October 2018 to February 2020, she served as Chief Financial Officer and Chief Business Officer of Rainier Therapeutics (“Rainier”), a privately held biopharmaceutical company focused on bladder cancer. Before Rainier, she was Chief Financial Officer and Chief Business Officer of Cascadian Therapeutics (“Cascadian”), a publicly traded oncology company acquired by Seattle Genetics in 2018. Prior to Cascadian, Ms. Eastland served as Chief Financial Officer and Vice President of Finance and Operations of VLST Corporation, a privately held biotechnology company, and held various financial and strategic management positions at publicly traded biotechnology companies including Dendreon and Amgen. Ms. Eastland currently serves as a member of the Boards of Directors of Dynavax Technologies Corporation (Nasdaq: DVAX), Lantheus Holdings (Nasdaq: LNTH), and Seismic Therapeutic. Ms. Eastland received an M.B.A. from Edinburgh University Management School and a B.S. in finance from Colorado State University. There is no arrangement or understanding between Ms. Eastland and any other person, pursuant to which Ms. Eastland was selected as Chief Executive Officer and President. There are no family relationships between Ms. Eastland and any of the Company’s current or former directors or executive officers. Ms. Eastland is not a party to any transaction that would require disclosure under Regulation S-K 404(a).
In connection with her appointment as Chief Executive Officer and President, Ms. Eastland entered into an employment agreement with the Company’s subsidiary, Zeno Management, Inc., setting forth the terms of her employment as the Company’s President and Chief Executive Officer. Ms. Eastland’s initial annual base salary will be $700,000 and she will be eligible for an annual target bonus equal to 60% of her annual base salary. Ms. Eastland will be eligible for a prorated annual bonus for 2024. In addition, Ms. Eastland will receive a $250,000 sign-on bonus, which sign-on bonus will be subject to repayment by her in the event she is terminated for cause or resigns without good reason (each as defined in her employment agreement) prior to the first anniversary of her commencement of employment.
Pursuant to her employment agreement, if we terminate Ms. Eastland’s employment other than for cause or she terminates her employment for good reason, she is entitled to the following payments and benefits, subject to her timely execution and non-revocation of a general release of claims in favor of the Company and her continued compliance with the restrictive covenants set forth in her employment agreement: (i) her fully-earned but unpaid base salary and accrued and unused paid time off through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which she is entitled; (ii) a payment equal to 18 months of her then-current base salary, payable in a lump sum 60 days following the termination date; (iii) a payment equal to her target annual bonus for the year in which the termination date occurs, payable in a lump sum 60 days following the termination date; (iv) a payment equal to her target annual bonus for the year in which the termination date occurs, prorated for the portion of the year that has elapsed prior to her termination date, payable in a lump sum 60 days following the termination date; (v) a payment equal to her earned but unpaid annual bonus for any fiscal year that has ended prior to the termination date, based on actual performance under the Company’s annual bonus plan, payable when annual bonuses are paid to Company employees generally but no later than March 15 of the year in which the termination date occurs; (vi) payment of the COBRA premiums for her and her eligible dependents for 18 months following her termination date; (vii) accelerated vesting of such portion of her time-based stock awards as would have otherwise vested over the 12 months following her date of termination (and any performance stock awards will be treated as provided in the applicable award agreement); and (viii) an extension of the post-termination exercise period of her initial option award granted to her in connection with her commencement of employment for a period of two years following her termination. In the event such termination occurs within 90 days prior to or 24 months following a change in control of the Company, Ms. Eastland will be entitled to a lump-sum payment equal to 150% of her full target bonus for the year in which the termination occurs in lieu of the amount referenced in clause (iii) above. In the event of such termination at any time within 90 days prior to or any time following a change in control, all of Ms. Eastland’s time-based stock awards will immediately vest in full (and any performance stock awards will be treated as provided in the applicable award agreement). In addition, in the event a change in control occurs and an excise tax is imposed by reason of the application of Sections 280G and 4999 of the Internal Revenue Code as a result of any compensatory payments made to Ms. Eastland in connection with such change in control, Ms. Eastland will be entitled to an additional payment in an amount that will offset, on an after tax basis, the effect of any excise tax imposed upon her.
In the event we terminate Ms. Eastland’s employment for cause, she terminates her employment without good reason, or upon her death or permanent disability, she is entitled to receive only her fully-earned but unpaid base salary and accrued and unused paid time off through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which she is entitled.
Also in connection with her commencement of employment, the Company will grant to Ms. Eastland stock options to purchase 3,028,800 shares of the Company’s common stock. The stock options will vest in substantially equal installments over a four year vesting schedule following the Transition Date, subject to Ms. Eastland’s continued employment or service through the applicable vesting date. The stock options will be granted under the Company’s 2022 Employment Inducement Incentive Award Plan (the “2022 Inducement Plan”), and the stock options will have an exercise price equal to the closing price of the Company’s common stock on The Nasdaq Global Market on the date of grant.
In connection with Dr. Blackwell’s resignation, she entered into a release agreement with the Company wherein the parties agreed to provide Dr. Blackwell with severance benefits, including 18 months’ base salary, 1.25x her target bonus for 2024 and 18 months continued health coverage at Company expense.
Dr. Blackwell and the Company also have entered into a consulting agreement (the “Blackwell Consulting Agreement”), pursuant to which Dr. Blackwell will serve as a strategic advisor to the Board following the Transition Date through November 15, 2025. Dr. Blackwell will be paid an hourly retainer fee for her services and will continue to vest in her continuing equity awards during the term of the Blackwell Consulting Agreement, and upon the expiration of the term of the Blackwell Consulting Agreement, Dr. Blackwell’s remaining continuing equity awards will vest in full.
Director Appointment
On November 12, 2024, the Board appointed Scott Myers as a Class II director and Chairperson of the Board, effective on the Transition Date. Mr. Myers’ initial term is scheduled to expire at the Company's 2025 Annual Meeting of Stockholders, subject to the election and qualification of his successor and his earlier death, resignation or removal.
Mr. Myers is entitled to receive compensation for his service as a director in accordance with the Company's Non-Employee Director Compensation Program applicable to all non-employee directors (the “Director Compensation Program”), which provides for an annual retainer of $45,000 for his Board service and an additional annual retainer of $45,000 for his service as Chairperson of the Board.
In accordance with the Director Compensation Program, as a new non-employee director, Mr. Myers was granted restricted stock units (“RSUs”) covering a number of shares of the Company's common stock on November 13,

2024, which number of shares was determined by dividing (i) $850,000, by (ii) the average closing price per share of the Company's common stock for the thirty (30) calendar days preceding the date of grant. The initial RSU grant vests over three years with one-third of the underlying shares vesting on each of the first, second and third anniversaries of the date of grant.
Pursuant to the Director Compensation Program, the initial and annual equity awards granted to Mr. Myers under the Director Compensation Program vest in full upon a change in control and, in each case, are subject to Mr. Myers’ continued service through the applicable vesting date.
Mr. Myers has also entered into the Company's standard indemnification agreement for directors.
Director, President and Interim Chief Financial Officer Transition
On November 12, 2024, Cam Gallagher resigned as President, Interim Chief Financial Officer, a member of the Board, and from all other positions held with the Company and its affiliates, effective on the Transition Date. As noted above, the Board appointed Julie Eastland as President of the Company, effective on the Transition Date, succeeding Mr. Gallagher in such role. Mr. Gallagher will serve as an advisor to the Company following the Transition Date.
On November 12, 2024, the Board designated Vincent Vultaggio, the Company’s Senior Vice President, Finance and Principal Accounting Officer, as principal financial officer on an interim basis, effective on the Transition Date. Mr. Vultaggio will continue to serve as principal accounting officer.
Mr. Vultaggio, age 42, has served as the Company’s Senior Vice President, Finance and Principal Accounting Officer since July 2024, was designated interim principal accounting officer in April 2024, and has approximately 20 years of public accounting and corporate finance experience. He joined Zentalis as Controller/Senior Director, Finance in January 2019 and was subsequently promoted to Executive Director, Finance and Controller in January 2021, followed by a promotion to Vice President, Finance in February 2023. Before joining the Company, Mr. Vultaggio was the Director of Accounting for Halozyme Therapeutics (“Halozyme”) from November 2015 to January 2019. Before joining Halozyme, Mr. Vultaggio held financial positions of varying levels of responsibility at life sciences and technology companies. Mr. Vultaggio began his career as an auditor at Ernst & Young LLP from September 2004 through April 2011, where he last served as a Manager, Assurance Services. Mr. Vultaggio received a B.A. in Accountancy and an M.A. in Accountancy and Financial Management from the University of San Diego in 2004. There is no arrangement or understanding between Mr. Vultaggio and any other person, pursuant to which Mr. Vultaggio was selected as interim principal financial officer. There are no family relationships between Mr. Vultaggio and any of the Company’s current or former directors or executive officers. Mr. Vultaggio is not a party to any transaction that would require disclosure under Regulation S-K 404(a).
In connection with Mr. Gallagher’s resignation, he entered into a release agreement with the Company wherein the parties agreed to provide Mr. Gallagher with severance benefits, including 12 months’ base salary, his target bonus for 2024 and 12 months continued health coverage at Company expense.
Mr. Gallagher and the Company also have entered into a consulting agreement (the “Gallagher Consulting Agreement”), pursuant to which Mr. Gallagher will serve as a consultant to the Company following the Transition Date through May 15, 2026. Mr. Gallagher will receive a monthly retainer equal to his monthly base salary through April 15, 2025, and thereafter will be paid an hourly retainer fee for his services and will continue to vest in his continuing equity awards during the term of the Gallagher Consulting Agreement, and upon the expiration of the term of the Gallagher Consulting Agreement, all of Mr. Gallagher’s remaining continuing equity awards will vest in full.
Amendment to Inducement Plan
On November 12, 2024, the Board also approved an amendment to the 2022 Inducement Plan to increase the number of shares available under the 2022 Inducement Plan by 5,500,000 shares.

Item 7.01 Regulation FD Disclosure.
On November 13, 2024, the Company issued the press release furnished as Exhibit 99.1 to this Current Report on Form 8-K (this “Current Report”) and incorporated herein by reference.
The information contained in Item 7.01 of this Current Report (including Exhibit 99.1 attached hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as expressly provided by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
The following exhibit shall be deemed to be furnished, and not filed:

Exhibit No.	Description

99.1	Press Release issued on November 13, 2024
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZENTALIS PHARMACEUTICALS, INC.

Date: November 13, 2024	By:	/s/ Andrea Paul
Andrea Paul
Chief Legal Officer